Exhibit 10.4

EXECUTION COPY

SENIOR SUBSIDIARY GUARANTEE AGREEMENT dated as of June 27, 2001, as amended and restated as of June 5, 2009 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among each of the subsidiaries listed on Schedule I hereto (each such subsidiary individually, a “Subsidiary Guarantor”, and collectively, the “Subsidiary Guarantors”) of RITE AID CORPORATION, a Delaware corporation (the “Borrower”), and CITICORP NORTH AMERICA, INC., a Delaware corporation (“CNAI”), as Senior Collateral Agent.

Reference is made to the Senior Credit Agreement dated as of June 27, 2001, as amended and restated as of June 5, 2009 (as amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Senior Lenders”) and CNAI, as administrative agent for the Senior Lenders, and the other agents party thereto.  Reference is also made to the Senior Subsidiary Guarantee Agreement dated as of June 27, 2001, as amended and restated as of May 28, 2003 (as amended, supplemented or otherwise modified from time to time prior to the 2009 Restatement Effective Date, the “Original Senior Subsidiary Guarantee Agreement”) among the Subsidiary Guarantors listed on Schedule I thereto and the subsidiaries of the Borrower that became parties thereto as provided in Section 21 thereof (collectively, the “Original Subsidiary Guarantors”) and Citicorp USA, Inc., a Delaware corporation, as senior collateral agent (in such capacity, the “Original Senior Collateral Agent”), pursuant to which the Original Subsidiary Guarantors agreed to guarantee the payment of the Senior Obligations (as defined in the Original Senior Subsidiary Guarantee Agreement).  The Original Subsidiary Guarantors and the Original Senior Collateral Agent now wish to amend and restate the Original Senior Subsidiary Guarantee Agreement in its entirety as set forth herein to guarantee the obligations of the Borrower under the Senior Credit Agreement and the other Senior Obligations.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Definitions Annex attached as Annex 2 hereto (as amended, supplemented or otherwise modified from time to time), and if not defined therein, as defined in the Senior Credit Agreement.

The Senior Lenders have agreed to make Loans to the Borrower, and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Senior Credit Agreement.  In addition, from time to time on or after the 2009 Restatement Effective Date, the Borrower may incur Additional Senior Debt Obligations to one or more Additional Senior Debt Parties pursuant to the Additional Senior Debt Documents.  Each of the Subsidiary Guarantors is a wholly owned subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Senior Lenders, the issuance of the Letters of Credit by the Issuing Banks and the acquisition of Additional Senior Debt and other extensions of credit constituting Additional

Senior Debt by the Additional Senior Debt Parties.  The obligations of the Senior Lenders to make Loans, of the Issuing Banks to issue Letters of Credit and of the Additional Senior Debt Parties to acquire Additional Senior Debt or otherwise extend credit constituting Additional Senior Debt are conditioned on, among other things, the execution and delivery by the Subsidiary Guarantors of a Senior Subsidiary Guarantee Agreement in the form hereof.  As consideration therefor and in order to induce the Senior Lenders to make Loans, the Issuing Banks to issue Letters of Credit and the Additional Senior Debt Parties to acquire Additional Senior Debt or otherwise extend credit constituting Additional Senior Debt, the Subsidiary Guarantors are willing to execute this Agreement.

Accordingly, the parties hereto agree as follows:

SECTION 1.  Guarantee.  Each Subsidiary Guarantor unconditionally guarantees, jointly with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment of, and the due and punctual performance of, the Senior Obligations.  Each Subsidiary Guarantor agrees that the Senior Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee under this Agreement notwithstanding any extension or renewal of any Senior Obligation.

Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greater of:

(a) the direct or indirect benefit to any Subsidiary Guarantor from the Loans and other extensions of credit under the Senior Debt Documents, and

(b) the greatest amount that would not render such Subsidiary Guarantor’s obligations hereunder subject to avoidance under Section 548 of Title 11 of the United States Code or any comparable provisions of any applicable state law, after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under such laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (x) in respect of intercompany Indebtedness and other obligations of the Borrower or Affiliates of the Borrower to the extent that such Indebtedness or other obligations would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder and (y) under any guarantee of the Second Priority Debt Obligations) and after giving effect as assets to the value of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under guarantees by such parties (including the Senior Indemnity, Subrogation and Contribution Agreement).

SECTION 2.  Obligations Not Waived.  To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Senior Obligations, and also waives notice of acceptance of its guarantee under this Agreement and notice of protest for nonpayment.  To the fullest extent permitted by applicable law, the obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of the Senior Collateral Agent or any other Senior Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Subsidiary Guarantor under the provisions of the Senior Credit Agreement, any other

Senior Debt Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Senior Credit Document, any guarantee or any other agreement, including with respect to any other Subsidiary Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Senior Collateral Agent or any other Senior Secured Party.

SECTION 3.  Security.  Each of the Subsidiary Guarantors authorizes the Senior Collateral Agent and each of the other Senior Secured Parties to (a) take and hold security for the payment of its guarantee under this Agreement and the Senior Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other Subsidiary Guarantors or other Obligors.

SECTION 4.  Guarantee of Payment.  Each Subsidiary Guarantor agrees that its guarantee under this Agreement constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Senior Collateral Agent or any other Senior Secured Party to any of the security held for payment of the Senior Obligations or to any balance of any deposit account or credit on the books of the Senior Collateral Agent or any other Senior Secured Party in favor of the Borrower, any other Obligor or any other Person.

SECTION 5.  No Discharge or Diminishment of Guarantee.  The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Senior Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Senior Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Senior Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Senior Collateral Agent or any other Senior Secured Party to assert any claim or demand or to enforce any remedy under the Senior Credit Agreement, any other Senior Debt Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of any of the Senior Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or that would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Senior Obligations).

SECTION 6.  Defenses of Borrower Waived.  To the fullest extent permitted by applicable law, each of the Subsidiary Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Senior Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Senior Obligations.  The Senior Collateral Agent and any other Senior Secured Party may, at its election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Senior Obligations, make any other accommodation with the Borrower, any other Subsidiary Guarantor or any other guarantor or exercise any other right or remedy available to them against the Borrower, any other Subsidiary Guarantor or any other guarantor, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Senior Obligations have been fully, finally and indefeasibly paid in cash.  Pursuant to applicable law, each of the Subsidiary Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Borrower or any other Subsidiary Guarantor or guarantor, as the case may be, or any security.

SECTION 7.  Agreement to Pay; Subordination.  In furtherance of the foregoing and not in limitation of any other right that the Senior Collateral Agent or any other Senior Secured Party has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Borrower or any other Obligor to pay any Senior Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Senior Collateral Agent or such other Senior Secured Party as designated thereby in cash the amount of such unpaid Senior Obligations.  Upon payment by any Subsidiary Guarantor of any sums to the Senior Collateral Agent or any other Senior Secured Party as provided above, all rights of such Subsidiary Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise, including pursuant to the Senior Indemnity, Subrogation and Contribution Agreement, shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Senior Obligations.  In addition, any Indebtedness and other obligations of the Borrower now or hereafter held by any Subsidiary Guarantor are hereby subordinated in right of payment to the prior payment in full of the Senior Obligations.  If any amount shall erroneously be paid to any Subsidiary Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such Indebtedness or other obligations of the Borrower, such amount shall be held in trust for the benefit of the Senior Secured Parties and shall forthwith be paid to the Senior Collateral Agent to be credited against the payment of the Senior Obligations, whether matured or unmatured, in accordance with the terms of the Senior Debt Documents.  At any time when the Senior Lien Intercreditor Agreement is in effect, all amounts received by the Senior Collateral Agent pursuant to this Agreement shall, subject to Section 2.01 of the Senior Lien Intercreditor Agreement, be applied to the unpaid Senior Obligations on a ratable basis in accordance with the terms of the applicable Senior Debt Documents.

SECTION 8.  Cash Collateralization of Letter of Credit Obligations.  If any Event of Default (as defined in the Senior Credit Agreement) shall occur and be continuing, each Subsidiary Guarantor agrees, jointly and severally, and in addition to its obligations under Section 1, to deposit cash, when, in the amounts and in the manner required to be deposited by the Borrower by Section 2.05(j) of the Senior Credit Agreement (or any equivalent provision of any Refinancing Amendment or Loan Modification Agreement), in an account maintained by the Administrative Agent for the benefit of the Senior Loan Secured Parties specified in such Section 2.05(j) or equivalent provision, for application as provided in such Section 2.05(j) or equivalent provision.  If a Subsidiary Guarantor is required to provide an amount of cash collateral hereunder as a result of the occurrence of any such Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Subsidiary Guarantor within three

Business Days after all such Events of Default have been cured or waived (or, during a Cash Sweep Period, paid into the Citibank Concentration Account).

SECTION 9.  Information.  Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Senior Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of the Senior Collateral Agent or the other Senior Secured Parties will have any duty to advise any of the Subsidiary Guarantors of information known to it or any of them regarding such circumstances or risks.

SECTION 10.  Representations and Warranties.  Each of the Subsidiary Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Senior Credit Agreement and each other applicable Senior Debt Document are true and correct.

SECTION 11.  Termination.  The guarantees made hereunder (a) shall terminate on the Senior Obligation Payment Date and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Senior Obligations is rescinded or must otherwise be restored by any Senior Secured Party or any Subsidiary Guarantor upon the bankruptcy or reorganization of the Borrower, any Subsidiary Guarantor or otherwise.

SECTION 12.  Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Subsidiary Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns.  This Agreement shall become effective as to any Subsidiary Guarantor when a counterpart hereof executed on behalf of such Subsidiary Guarantor shall have been delivered to the Senior Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Senior Collateral Agent, and thereafter shall be binding upon such Subsidiary Guarantor and the Senior Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Subsidiary Guarantor, the Senior Collateral Agent and the other Senior Secured Parties, and their respective successors and assigns, except that no Subsidiary Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).  If all of the Equity Interests in a Subsidiary Guarantor are sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Senior Credit Facilities, such Subsidiary Guarantor shall be released from its obligations under this Agreement without further action.  This Agreement shall be construed as a separate agreement with respect to each Subsidiary Guarantor and may be amended, modified, supplemented, waived or released with respect to any Subsidiary Guarantor without the approval of any other Subsidiary Guarantor and without affecting the obligations of any other Subsidiary Guarantor hereunder.

SECTION 13.  Waivers; Amendment.  (a)  No failure or delay of the Senior Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Senior Collateral Agent hereunder and of the other Senior Secured Parties under the other Senior Debt Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by clause (b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Subsidiary Guarantors with respect to which such waiver, amendment or modification relates and the Senior Collateral Agent, with the prior written consent of the Majority Senior Parties, except as otherwise provided in the Senior Credit Agreement, the Collateral Trust and Intercreditor Agreement or the Senior Lien Intercreditor Agreement, as applicable.

SECTION 14.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 15.  Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 11 of the Senior Subsidiary Security Agreement.

SECTION 16.  Survival of Agreement; Severability.  (a)  All covenants, agreements, representations and warranties made by the Subsidiary Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Senior Debt Document shall be considered to have been relied upon by the Senior Collateral Agent and the other Senior Secured Parties and shall survive the making by the Senior Lenders of the Loans, the issuance of the Letters of Credit by the Issuing Banks and the other extensions of credit constituting Senior Obligations regardless of any investigation made by any Senior Secured Party or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or LC Disbursement or Additional Senior Debt or any other fee or amount payable under this Agreement or any other Senior Debt Document is outstanding and unpaid or the LC Exposure or other exposure in respect of letters of credit constituting Additional Senior Debt Obligations does not equal zero and as long as the Commitments or any other commitments to provide Additional Senior Debt have not been terminated.

(b)  In the event any one or more of the provisions contained in this Agreement or in any other Senior Debt Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 17.  Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 12.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 18.  Rules of Interpretation.  The rules of interpretation specified in Section 1.03 of the Senior Credit Agreement shall be applicable to this Agreement.

SECTION 19.  Jurisdiction; Consent to Service of Process.  (a)  Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Senior Debt Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Senior Collateral Agent or any other Senior Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Senior Debt Document against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

(b)  Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Senior Debt Document in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 20.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SENIOR DEBT DOCUMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, ACTION OR OTHER

PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SENIOR DEBT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

SECTION 21.  Additional Subsidiary Guarantors.  Pursuant to Section 5.11 of the Senior Credit Agreement or comparable provisions of Additional Senior Debt Documents, certain wholly-owned Domestic Subsidiaries of the Borrower that were not in existence on the Second Restatement Effective Date are required to enter into this Agreement as a Subsidiary Guarantor upon becoming a wholly owned Domestic Subsidiary.  Upon execution and delivery after the Second Restatement Effective Date hereof by the Senior Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein.  The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any other Subsidiary Guarantor hereunder.  The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.  Notwithstanding any other provision of this Agreement or any other Senior Debt Document, (i) no Domestic Subsidiary listed on Schedule 5.11 to the Senior Credit Agreement (or comparable schedule to any Additional Senior Debt Document, following the Senior Loan Obligation Payment Date) shall be required to become a Subsidiary Guarantor and (ii) no Domestic Subsidiary shall be required to become a Subsidiary Guarantor unless and until such time as such Subsidiary has assets in excess of $1,000,000 or has revenue in excess of $500,000 per annum.

SECTION 22.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Senior Loan Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Senior Loan Secured Party to or for the credit or the account of any Subsidiary Guarantor against any or all the obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement and the other Senior Loan Documents held by such Senior Loan Secured Party, irrespective of whether or not such Senior Loan Secured Party shall have made any demand under this Agreement or any other Senior Loan Document and although such obligations may be unmatured and regardless of the adequacy of any Collateral.  The rights of each Senior Loan Secured Party under this Section 22 are in addition to other rights and remedies (including other rights of setoff) which such Senior Loan Secured Party may have.

SECTION 23.  Collateral Trust and Intercreditor Agreement.  Each of the parties to this Agreement acknowledges and agrees, for the benefit of each other party hereto that is also a party to the Collateral Trust and Intercreditor Agreement, that notwithstanding anything herein to the contrary, the terms of this Agreement, and the rights and remedies of the parties hereto, are subject to the Collateral Trust and Intercreditor Agreement.

SECTION 24.  Resignation of Senior Collateral Agent.  The Senior Collateral Agent may at any time resign as Senior Collateral Agent under this Agreement on the terms and subject to the conditions set forth in Section 4.06 of the Senior Lien Intercreditor Agreement, if then in effect, and otherwise in accordance with Article VIII of the Senior Credit Agreement or, after the Senior Loan Obligation Payment Date, with the equivalent provision of the Additional Debt Documents pursuant to which the Additional Senior Debt Obligations of the Controlling Secured Parties (as defined in the Senior Lien Intercreditor Agreement) were incurred.

IN WITNESS WHEREOF, the parties hereto have duly executed this Senior Subsidiary Guarantee Agreement as of the day and year first above written.

RITE AID CORPORATION,

By	/s/ Frank Vitrano
Name: Frank Vitrano
Title: Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO, as Subsidiary Guarantors,

By	/s/ Marc Strassler
Name: Marc Strassler
Title: Senior Vice President & Assistant Secretary

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE II HERETO, as Subsidiary Guarantors,

By	/s/ Marc Strassler
Name: Marc Strassler Title: Authorized Signatory

CITICORP NORTH AMERICA, INC., as Senior Collateral Agent,

By	/s/ Brendan Mackay
Name: Brendan Mackay
Title: Vice President

Schedule I to the
Senior Subsidiary Guarantee Agreement

SUBSIDIARY GUARANTORS

1.	112 Burleigh Avenue Norfolk, LLC

2.	1515 West State Street Boise, Idaho, LLC

3.	1740 Associates, L.L.C.

4.	3581 Carter Hill Road–Montgomery Corp.

5.	4042 Warrensville Center Road – Warrensville Ohio, Inc.

6.	5277 Associates, Inc.

7.	537 Elm Street Corp.

8.	5600 Superior Properties, Inc.

9.	657-659 Broad St. Corp.

10.	764 South Broadway-Geneva, Ohio, LLC

11.	Ann & Government Streets - Mobile, Alabama, LLC

12.	Apex Drug Stores, Inc.

13.	Broadview and Wallings-Broadview Heights Ohio, Inc.

14.	Brooks Pharmacy, Inc.

15.	Central Avenue and Main Street - Petal, MS, LLC

16.	Eagle Managed Care Corp.

17.	Eckerd Corporation

18.	Eckerd Fleet, Inc.

19.	EDC Drug Stores, Inc.

20.	Eighth and Water Streets – Urichsville, Ohio, LLC

21.	England Street-Asheland Corporation

22.	Fairground, L.L.C.

23.	GDF, Inc.

24.	Genovese Drug Stores, Inc.

25.	Gettysburg and Hoover-Dayton, Ohio, LLC

26.	Harco, Inc.

27.	K & B Alabama Corporation

28.	K & B Louisiana Corporation

29.	K & B Mississippi Corporation

30.	K & B Services, Incorporated

31.	K & B Tennessee Corporation

32.	K&B Texas Corporation

33.	K & B, Incorporated

34.	Keystone Centers, Inc.

35.	Lakehurst and Broadway Corporation

36.	Maxi Drug North, Inc.

37.	Maxi Drug South, L.P.

38.	Maxi Drug, Inc.

39.	Maxi Green Inc.

40.	Mayfield & Chillicothe Roads – Chesterland, LLC

41.	MC Woonsocket, Inc.

42.	Munson & Andrews, LLC

43.	Name Rite, L.L.C.

44.	Northline & Dix – Toledo – Southgate, LLC

45.	P.J.C. Distribution, Inc.

46.	P.J.C. Realty Co., Inc.

47.	Patton Drive and Navy Boulevard Property Corporation

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48.	Paw Paw Lake Road & Paw Paw Avenue–Coloma, Michigan, LLC

49.	PDS-1 Michigan, Inc.

50.	Perry Distributors, Inc.

51.	Perry Drug Stores, Inc.

52.	PJC Dorchester Realty LLC

53.	PJC East Lyme Realty LLC

54.	PJC Haverhill Realty LLC

55.	PJC Hermitage Realty LLC

56.	PJC Hyde Park Realty LLC

57.	PJC Lease Holdings, Inc.

58.	PJC Manchester Realty LLC

59.	PJC Mansfield Realty LLC

60.	PJC New London Realty LLC

61.	PJC of Cranston, Inc.

62.	PJC of East Providence, Inc.

63.	PJC of Massachusetts, Inc.

64.	PJC of Rhode Island, Inc.

65.	PJC of Vermont Inc.

66.	P.J.C. of West Warwick, Inc.

67.	PJC Peterborough Realty LLC

68.	PJC Providence Realty LLC

69.	PJC Realty MA, Inc.

70.	PJC Realty N.E. LLC

71.	PJC Revere Realty LLC

72.	PJC Special Realty Holdings, Inc.

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73.	Ram-Utica, Inc.

74.	RDS Detroit, Inc.

75.	Read's Inc.

76.	Rite Aid Drug Palace, Inc.

77.	Rite Aid Hdqtrs. Corp.

78.	Rite Aid of Alabama, Inc.

79.	Rite Aid of Connecticut, Inc.

80.	Rite Aid of Delaware, Inc.

81.	Rite Aid of Florida, Inc.

82.	Rite Aid of Georgia, Inc.

83.	Rite Aid of Illinois, Inc.

84.	Rite Aid of Indiana, Inc.

85.	Rite Aid of Kentucky, Inc.

86.	Rite Aid of Maine, Inc.

87.	Rite Aid of Maryland, Inc.

88.	Rite Aid of Massachusetts, Inc.

89.	Rite Aid of Michigan, Inc.

90.	Rite Aid of New Hampshire, Inc.

91.	Rite Aid of New Jersey, Inc.

92.	Rite Aid of New York, Inc.

93.	Rite Aid of North Carolina, Inc.

94.	Rite Aid of Ohio, Inc.

95.	Rite Aid of Pennsylvania, Inc.

96.	Rite Aid of South Carolina, Inc.

97.	Rite Aid of Tennessee, Inc.

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98.	Rite Aid of Vermont, Inc.

99.	Rite Aid of Virginia, Inc.

100.	Rite Aid of Washington, D.C., Inc.

101.	Rite Aid of West Virginia, Inc.

102.	Rite Aid Realty Corp.

103.	Rite Aid Rome Distribution Center, Inc.

104.	Rite Aid Services, L.L.C.

105.	Rite Aid Transport, Inc.

106.	RX Choice, Inc.

107.	Seven Mile and Evergreen – Detroit, LLC

108.	Silver Springs Road – Baltimore, Maryland/One, LLC

109.	Silver Springs Road – Baltimore, Maryland/Two, LLC

110.	State & Fortification Streets – Jackson, Mississippi, LLC

111.	State Street and Hill Road – Gerard, Ohio, LLC

112.	The Lane Drug Company

113.	Thrift Drug Services, Inc.

114.	Thrift Drug, Inc.

115.	Thrifty Corporation

116.	Thrifty PayLess, Inc.

117.	Tyler and Sanders Roads, Birmingham - Alabama, LLC

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Schedule II to the
Senior Subsidiary Guarantee Agreement

SUBSIDIARY GUARANTORS

1.	Rite Fund, Inc.

2.	Rite Investments Corp.

3.	Rite Aid Hdqtrs. Funding, Inc.

4.	EDC Licensing, Inc.

5.	JCG Holdings (USA), Inc.

6.	JCG (PJC) USA, LLC

7.	The Jean Coutu Group (PJC) USA, Inc.

Annex 1 to the
Senior Subsidiary Guarantee Agreement

SUPPLEMENT NO.    dated as of                , to the Senior Subsidiary Guarantee Agreement dated as of June 27, 2001, as amended and restated as of June 5, 2009 (as amended, supplemented or otherwise modified from time to time, the “Senior Subsidiary Guarantee Agreement”), among each of the subsidiaries listed on Schedule I thereto (each such subsidiary individually, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) of RITE AID CORPORATION, a Delaware corporation (the “Borrower”), and CITICORP NORTH AMERICA, INC., a Delaware corporation (“CNAI”), as Senior Collateral Agent.

A.  Reference is made to the Senior Credit Agreement dated as of June 27, 2001, as amended and restated as of June 5, 2009 (as amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Senior Lenders”), CNAI, as administrative agent for the Senior Lenders, and the other agents party thereto.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Senior Subsidiary Guarantee Agreement, including the Definitions Annex (as may be amended, supplemented or otherwise modified from time to time), and the Senior Credit Agreement.

C.  The Subsidiary Guarantors have entered into the Senior Subsidiary Guarantee Agreement in order to induce the Senior Lenders to make Loans, the Issuing Banks to issue Letters of Credit and the Additional Senior Debt Parties to acquire Additional Senior Debt or otherwise extend credit constituting Additional Senior Debt.  Pursuant to Section 5.11 of the Senior Credit Agreement or comparable provisions of Additional Senior Facilities, certain Domestic Subsidiaries of the Borrower that were not in existence or not a Domestic Subsidiary on the Second Restatement Effective Date are required to enter into the Senior Subsidiary Guarantee Agreement as a Subsidiary Guarantor upon becoming a wholly-owned Domestic Subsidiary.  Section 21 of the Senior Subsidiary Guarantee Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Guarantors under the Senior Subsidiary Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary of the Borrower (the “New Subsidiary Guarantor”) is executing this Supplement in accordance with the requirements of the Senior Credit Agreement to become a Subsidiary Guarantor under the Senior Subsidiary Guarantee Agreement in order to induce the Senior Lenders to make additional Loans, the Issuing Banks to issue additional Letters of Credit and the Additional Senior Debt Parties to acquire Additional Senior Debt or otherwise extend credit constituting Additional Senior Debt and as consideration for Loans previously made, Letters of Credit previously issued and other extensions of credit constituting Additional Senior Debt previously made.

Accordingly, the Senior Collateral Agent and the New Subsidiary Guarantor agree as follows:

SECTION 1.  In accordance with Section 21 of the Senior Subsidiary Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Senior Subsidiary Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Senior Subsidiary Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the 2009 Restatement Effective Date.  Each reference to a “Subsidiary Guarantor” in the Senior Subsidiary Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor.  The Senior Subsidiary Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary Guarantor represents and warrants to the Senior Collateral Agent and the other Senior Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Senior Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the Senior Collateral Agent.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Senior Subsidiary Guarantee Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Senior Subsidiary Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Senior Subsidiary Guarantee Agreement.  All communications and notices hereunder to the New Subsidiary Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

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SECTION 8.  The New Subsidiary Guarantor agrees to reimburse the Senior Collateral Agent for their out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Senior Collateral Agent.

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                        IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Senior Collateral Agent have duly executed this Supplement to the Senior Subsidiary Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GUARANTOR],
By
Name:
Title:

CITICORP NORTH AMERICA, INC., as Senior Collateral Agent,
By
Name:
Title:

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Annex 2 to the
Senior Subsidiary Guarantee Agreement

DEFINITIONS ANNEX